EXHIBIT 21.0

LIST OF SUBSIDIARIES

Condor Hospitality Trust, Inc. owns, directly or indirectly, 100% of the voting securities, partnership interests or limited liability company interests of the entities listed below (unless otherwise indicated).

Subsidiary	Jurisdiction of Incorporation
Condor Hospitality REIT Trust	Maryland
TRS Leasing, Inc. (TRS)	Virginia
Supertel Hospitality Management, Inc.	Maryland
Condor Hospitality Limited Partnership (CHLP) (99.3%)	Virginia
Solomons GP, LLC (SGLLC) (100% owned by CHLP)	Delaware
Solomons Beacon Inn Limited Partnership (1%; 99% owned by SGLLC)	Maryland
TRS Subsidiary, LLC	Delaware
SPPR Holdings, Inc.	Delaware
SPPR – Hotels, LLC (1%; 99% owned by CHLP)	Delaware
SPPR – South Bend, LLC (100% owned by CHLP)	Delaware
SPPR TRS Subsidiary, LLC	Delaware
SPPR-Dowell Holdings, Inc.	Delaware
SPPR-Dowell, LLC (1%; 99% owned by CHLP)	Delaware
SPPR-Dowell TRS Subsidiary, LLC	Delaware
CDOR San Spring, LLC (100% owned by CHLP)	Delaware
TRS San Spring, LLC	Delaware
CDOR JAX Court, LLC (100% owned by CHLP)	Delaware
TRS JAX Court, LLC	Delaware
CDOR ATL Indy, LLC (100% owned by CHLP)	Delaware
TRS ATL Indy, LLC	Delaware
Spring Streel Hotel Property II LLC (Propco II) (80% owned by CHLP)	Delaware
Spring Street Hotel Opco II LLC (Opco II) (80% owned by TRS Leasing)	Delaware
CDOR KCI Loft, LLC (100% owned by CHLP)	Delaware
TRS KCI Loft, LLC	Delaware
CDOR LEX Lowry, LLC (100% owned by CHLP)	Delaware
TRS LEX Lowry, LLC	Delaware
CDOR MEM Southcrest, LLC (100% owned by CHLP)	Delaware
TRS MEM Southcrest, LLC	Delaware
CDOR AUS Louis, LLC (100% owned by CHLP)	Delaware

TRS AUS Louis, LLC	Delaware
CDOR ELP Edge, LLC (100% owned by CHLP)	Delaware
TRS ELP Edge, LLC	Delaware
CDOR AUS Casey, LLC (100% owned by CHLP)	Delaware
TRS AUS Casey, LLC	Delaware
CDOR CHS Holiday, LLC (100% owned by CHLP)	Delaware
TRS CHS Holiday, LLC	Delaware
CDOR MCO Village, LLC (100% owned by CHLP)	Delaware
TRS MCO Village, LLC	Delaware
CDOR TLH Magnolia, LLC (100% owned by CHLP)	Delaware
TRS TLH Magnolia, LLC	Delaware
TRS Springing Member, LLC	Delaware
TRS AUS Tech, LLC	Delaware
CDOR AUS Tech, LLC (100% owned by CHLP)	Delaware
Spring Street Hotel OpCo LLC (100% owned by Opco II)	Delaware
Spring Street Hotel Property LLC (100% owned by Propco II)	Delaware